EXHIBIT 32.2
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Joyce M. Schuldt, Executive Vice President and Chief Financial Officer of Pioneer Drilling Company, a Texas corporation (the “Company”), hereby certify, to my knowledge, that:
(1)	the Company’s Transition Report on Form 10-KT for the nine months ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 26, 2008

/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President and Chief Financial Officer

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